UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 21, 2014

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

5130 Hacienda Drive, Dublin, California 94568-7579
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC.	5130 Hacienda Drive, Dublin, California 94568-7579	(925) 965-4400

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ross Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 21, 2014 in Palo Alto, California. The Company’s stockholders considered and voted upon the following three proposals at the Meeting:

Proposal 1 - Election of Directors

The holders of the Company’s common stock elected eight nominees to serve as directors for a term of one year, expiring at the time of the Annual Meeting of Stockholders in 2015:

Name	For	Against	Abstain	Broker Non-Votes
Michael Balmuth	173,193,368	3,430,925	184,742	12,891,938
K. Gunnar Bjorklund	173,042,808	3,623,024	143,203	12,891,938
Michael J. Bush	172,576,701	4,043,152	189,182	12,891,938
Norman A. Ferber	155,349,672	21,272,266	187,097	12,891,938
Sharon D. Garrett	172,757,501	3,867,244	184,290	12,891,938
George P. Orban	165,048,161	11,574,735	186,139	12,891,938
Lawrence S. Peiros	173,948,547	2,714,075	146,413	12,891,938
Gregory L. Quesnel	175,480,724	1,063,183	265,128	12,891,938

Proposal 2 - Advisory Vote to Approve the Resolution on the Compensation of the Named Executive Officers

The holders of the Company’s common stock voted in an advisory vote to approve the resolution regarding the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
174,615,210	1,576,784	617,041	12,891,938

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending January 31, 2015

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2015:

For	Against	Abstain
187,522,582	2,042,554	135,837

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014

ROSS STORES, INC.
Registrant

By:	/s/J. Call
John G. Call
Executive Vice President, Finance and Legal, and
Corporate Secretary